Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2003

The undersigned, who is the Chief Executive Officer of Pacific Mercantile Bancorp (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed by the Company with the Securities and Exchange Commission (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 29, 2004

/s/ RAYMOND E. DELLERBA

Raymond E. Dellerba President and Chief Executive Officer